Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • June 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Ste 600
Chicago, IL 60661

Market Commentary: June 2015

Currencies: The U.S. dollar finished lower as the Federal Reserve signaled a less aggressive stance on hiking U.S. interest rates. The euro finished slightly higher amidst the on-going Greek debt crisis and as large investors unwound short positions used to hedge their Eurozone equity exposure. The New Zealand dollar fell over 5% when disappointing GDP data fueled speculation the Reserve Bank of New Zealand would reduce interest rates again. The Japanese yen strengthened on increased demand for safe-haven assets amidst turmoil in Europe and on concerns over the strength of the Chinese economy.

Energy: Natural gas prices rose due to a smaller-than-expected build up in U.S. supplies and in reaction to forecasts for warmer weather which would result in increased demand. Crude oil markets moved lower due to increased U.S. inventories and the impact of reduced global demand.

Equities: Global equity prices declined as investor sentiment fell in reaction to the possibility Greece could default on its debt obligations.

Fixed Income: U.S. Treasury and German Bund markets fell sharply in reaction to reduced demand for safe-haven assets as investors hoped the Greek situation would soon be resolved. U.S. Treasury markets were also pressured by speculation about a near-term U.S. interest rate hike. The U.K. fixed-income markets finished lower after the Bank of England indicated it would raise interest rates sooner than expected.

Grains/Foods: Corn and wheat markets rose almost 18% and 29%, respectively, due to global supply concerns prompted by forecasts for unfavorable weather in Europe and North America. Soybean markets also moved higher after the U.S. Department of Agriculture reported slower-than-expected plantings and weak crop condition ratings for soybeans.

Metals: Gold and silver prices declined as positive economic indicators fueled speculation for a September 2015 U.S. interest rate hike. Base metal markets fell due to concerns regarding global demand fueled by the ongoing Greek debt situation and concerns the Chinese government would not be able to bolster the nation's economy.

A Units (Closed)

			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%	-4.0%	-1.5%	-4.6%							**-7.2%**

B Units (Closed)

						2003	2004	2005	2006	2007	2008	2009	2010
						7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%	-4.1%	-1.5%	-4.7%							**-7.5%**

Legacy 2 Units

												2009	2010
												-3.6%	5.7%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.5%	0.7%	**-4.3%**
2013	1.6%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	-0.1%	-2.1%	-0.7%	1.8%	2.4%	1.0%	**-1.9%**
2014	1.6%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%	5.0%	0.7%	**8.6%**
2015	2.9%	-0.1%	0.5%	-3.8%	-1.3%	-4.5%							**-6.3%**

Global 2 Units

												2009	2010
												-4.6%	2.6%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**
2012	0.4%	0.9%	-2.0%	0.3%	6.3%	-4.6%	3.8%	-1.2%	-1.9%	-5.4%	-0.5%	0.7%	**-3.5%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.1%	**-1.4%**
2014	1.7%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.1%**
2015	3.0%	0.0%	0.5%	-3.8%	-1.3%	-4.4%							**-6.1%**

Global 3 Units

												2009	2010
												-6.0%	0.7%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%	-4.0%	-1.4%	-4.6%							**-6.9%**

A, B and Legacy Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	6%	21%	17%	14%	18%

Global Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	6%	21%	17%	14%	18%

Sector Positions at Month-End


Commodities 38%
Financials 62%
Energies 6%
Grains 14%
Metals 18%
Currencies 24%
Equities 21%
Fixed Income 17%
Jul 14
Aug 14
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.08%	4.49%	6.37%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - June 2015	
Total Fund Assets (A,B, Legacy, Global)	$257M
12-Month Return	4.1%
Average 12-Month Return	14.9%
36-Month Cumulative Return	-10.2%
60-Month Cumulative Return	-13.7%
Compounded Annualized ROR	10.7%
3-Year Compounded Annualized ROR	-3.5%
5-Year Compounded Annualized ROR	-2.9%
10-Year Compounded Annualized ROR	0.8%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 3/14)	-30.3%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	165
# of Losing Months	153

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2005 - June 2015		
↑↓	Moved in Opposite Directions	45%
↑↑	Positive Results for Both	34%
↓↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.